Exhibit 99.1

HCP Changes Name to Healthpeak PropertiesTM and Announces Promotion of Scott Brinker to President and Chief Investment Officer Along with Other Leadership Promotions

IRVINE, CA, October 30, 2019 -- HCP, Inc. (NYSE: HCP) announced today that it has changed its name to Healthpeak Properties, Inc. (“Healthpeak”), effective today. Healthpeak’s common stock is expected to begin trading under its new name and ticker symbol “PEAK” on the New York Stock Exchange at the opening of trading on November 5, 2019.

“Changing our name to Healthpeak Properties represents the culmination of efforts to reposition our strategy, team, portfolio and balance sheet,” said Tom Herzog, Healthpeak's Chief Executive Officer. “Over the last few years, we have successfully transitioned to a vastly improved and more focused portfolio that we expect to produce high-quality cash flows, consistent earnings and strong dividend growth through the cycles.”

“We have developed a more disciplined investment approach,” continued Mr. Herzog. “We are an innovative company at the forefront of providing premium real estate to the evolving healthcare industry, and are focused on delivering value to our shareholders, customers and employees.”

Organizational Leadership Promotions

Healthpeak today announced the following leadership promotions, effective January 1, 2020:

Scott Brinker, in addition to his role as Chief Investment Officer, will be promoted to President. Mr. Brinker has contributed to the successful repositioning of Healthpeak’s portfolio with his deep industry experience and strong relationships. Mr. Brinker will assume full operational oversight of Healthpeak’s business segments, with the three business segment leaders reporting to him. He will also continue to be responsible for enterprise-wide investments and portfolio management, including acquisitions and dispositions. This promotion will enable stronger strategic alignment across our segments, accelerated decision-making and portfolio optimization.

Jeff Miller will be promoted to Executive Vice President - Senior Housing. In this expanded role, Mr. Miller will be responsible for oversight and execution of the Senior Housing segment, including advancing operational excellence.

Lisa Alonso will be promoted to Executive Vice President and Chief Human Resources Officer. Ms. Alonso will continue to oversee all human resource activities, while taking on greater leadership responsibilities and oversight. She will continue to enhance Healthpeak’s position as an employer of choice, focusing on a people-first culture that attracts, develops and retains top talent.

Additional announcements that are effective immediately: Barbat Rodgers has been promoted to Senior Director and will lead our Investor Relations effort and Andrew Johns will head our Financial Planning & Analysis team.

“Today’s announcements mark a significant milestone in Healthpeak’s 35-year history,” added Herzog. “With the right leadership, strategy, portfolio and balance sheet in place, coupled with an energized and talented team, the opportunities in front of us are many. It is an exciting time to be at Healthpeak, as we are well-positioned to create long-term value for all of our stakeholders.”

In addition to its new name, Healthpeak launched its redesigned website at www.healthpeak.com, which is more informative and easier to use. The previous site, www.hcpi.com, will redirect visitors to the new site, effective immediately.

CONFERENCE CALL INFORMATION

Healthpeak has scheduled a conference call and webcast for Thursday, October 31, 2019, at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) to present its performance and operating results for the third quarter ended September 30, 2019. The conference call is accessible by dialing (888) 317-6003 (U.S.) or (412) 317-6061 (International). The conference ID number is 2983226. You may also access the conference call via webcast in the Investor Relations section of our website at http://ir.healthpeak.com. An archive of the webcast will be available on Healthpeak's website through October 31, 2020, and a telephonic replay can be accessed through November 15, 2019, by dialing (877) 344-7529 (U.S.) or (412) 317-0088 (International) and entering conference ID number 10135160. Our Supplemental Report for the current period is also available, with this earnings release, in the Investor Relations section of our website.

ABOUT HEALTHPEAK PROPERTIES

Healthpeak Properties, Inc. is a fully integrated real estate investment trust (REIT) and S&P 500 company. Healthpeak owns and develops high-quality real estate in the three private-pay healthcare asset classes of Life Science, Senior Housing and Medical Office, designed to provide stability through the inevitable industry cycles. At Healthpeak, we pair our deep understanding of the healthcare real estate market with a strong vision for long-term growth. For more information regarding Healthpeak, visit www.healthpeak.com. Healthpeak’s common stock is expected to begin trading under its new name and ticker symbol “PEAK” on the New York Stock Exchange on November 5, 2019.

FORWARD-LOOKING STATEMENTS

Statements in this release that are not historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “target,” “forecast,” “plan,” “potential,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof. Examples of forward-looking statements include, among other things, statements regarding our name, ticker symbol and website changes and the expected timing and/or benefits thereof, our outlook, performance and growth projections, and the timing and/or expected benefits of the leadership promotions. Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Further, we cannot guarantee the accuracy of any such forward-looking statement contained in this release, and such forward-looking statements are subject to known and unknown risks and uncertainties that are difficult to predict. See Part I, Item 1A. "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for a description of risks and uncertainties that may cause our actual results to differ materially from the expectations contained in the forward-looking statements herein. Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made.

CONTACT

Barbat Rodgers
Senior Director – Investor Relations
949-407-0400